EXHIBIT (8.1)


SULLIVAN & CROMWELL

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                                                New York, NY 10004-2498
                                                       __________
                                      LOS ANGELES . PALO ALTO . WASHINGTON, D.C.
                                             FRANKFURT . LONDON . PARIS
                                             BEIJING . HONG KONG . TOKYO
                                                     MELBOURNE


                                                              January 5, 2001



Wachovia Corporation,
   100 North Main Street,
      Winston-Salem, North Carolina 27150.

Ladies and Gentlemen:

         We have acted as counsel to Wachovia Corporation, a North Carolina corporation ("Wachovia"), in connection with the planned merger of Republic Security Financial Corporation, a Florida corporation ("Republic"), with and into a direct, wholly owned subsidiary of Wachovia to be organized under the laws of the State of North Carolina ("Newco"), pursuant to the Agreement and Plan of Merger, dated as of October 29, 2000, by and between Wachovia and Republic as described in the combined proxy statement of Republic and prospectus of Wachovia dated January 10, 2001 (the "Proxy Statement/Prospectus") which is part of the registration statement on Form S-4, dated January 10, 2001 (the "Registration Statement") to which this opinion is attached as an exhibit.

         It is our opinion that the discussion set forth under the heading "THE MERGER - Material United States Federal Income Tax Consequences" in the Proxy Statement/Prospectus accurately describes our opinion regarding the qualification of the Merger as a reorganization and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference


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to us under the heading "THE MERGER - Material United States Federal Income Tax
Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                     Very truly yours,


                                                     Sullivan & Cromwell